Exhibit 99.2

Off The Hook YS Inc. Announces Closing of Initial Public Offering

North Carolina, November 14, 2025 — Off The Hook YS Inc. (“Off The Hook” and the “Company”) (NYSE American: OTH), a premier yacht and boat wholesaler specializing in the buying and selling of yachts and boats, today announced the closing of its initial public offering of 3,750,000 shares of its common stock at a public offering price of $4.00 per share, for gross proceeds of $15,000,000, before deducting underwriting discounts and offering expenses. In addition, Off The Hook has granted the underwriters a 45-day option to purchase up to an additional 562,500 shares of common stock to cover over-allotments at the initial public offering price, less the underwriting discount.

The Company intends to use the proceeds to service its floorplan, to advertise and market its inventory, to repay a promissory note and for working capital.

ThinkEquity acted as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-288551) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on October 30, 2025. This offering is being made only by means of a prospectus forming part of the effective registration statement. Copies of the final prospectus may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Off The Hook YS Inc.

Off The Hook is a premier yacht and boat wholesaler specializing in the buying and selling of yachts and boats. Off The Hook combines advanced technology, proprietary AI-assisted valuation tools, and a data-driven sales platform to bring greater transparency and efficiency to yacht transactions. Over the past decade, Off The Hook has become a go-to wholesaler in the marine industry, earning numerous accolades, having been named one of the 500 fastest-growing companies in the United States by Inc. 500 for two consecutive years, and is consistently ranked as a Top 100 Dealer in the USA by Boating Industry magazine. Today, Off The Hook generates over $90 million in annual boat and yacht sales, operating across eight locations with a team of over 35 sales representatives who transact on more than 400 vessels each year. The Company’s success is built on a commitment to excellence, emphasizing the hiring of highly skilled professionals who embody integrity and a passion for the boating industry. By prioritizing relationship-building and ensuring client satisfaction, Off The Hook believes that it has established the Company as the go-to wholesaler in the industry.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.

Media Contact

Abigail Lafferty

abigail@pantelidespr.com

(561) 374-0513